Exhibit 10.11

GMR Buyer Corp.

Performance Stock Unit Award and Agreement

Under the Second Amended and Restated GMR Buyer Corp. 2015 Stock Incentive Plan

(Time Performance Vesting – Cash-Settled)

GMR Buyer Corp., a Delaware corporation (the “Company”), pursuant to the Second Amended and Restated GMR Buyer Corp. 2015 Stock Incentive Plan (as may be amended from time to time, the “Plan”), hereby grants to the Participant whose name is set forth on the signature page hereto an Award of Performance Stock Units as set forth below, subject to the terms and conditions of this Performance Stock Unit Award and Agreement (the “Performance Stock Unit Agreement”) and the Plan. The number of Performance Stock Units granted to the Participant pursuant to this Performance Stock Unit Agreement, and certain vesting terms applicable thereto, are as set forth on the signature page or Appendix A hereto. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

1.              Settlement; Tax Withholding.

(a)                Within thirty (30) days following the vesting date of any Performance Stock Units that become Earned PSUs in accordance with Appendix A hereof shall be settled. “Settled” or “settlement” means the Company making a cash payment to the Participant equal to the Fair Market Value of each vested Earned PSU; provided, that, if the aggregate amount necessary to settle the Participant’s vested Earned PSUs and all other cash-settled PSUs granted to other service providers of the Company on the Grant Date that become vested “Earned PSUs” (the “Aggregate Number of Earned PSUs”) would exceed $50 million, the Committee (or its designee), in its sole discretion, may determine to instead issue shares of Common Stock in settlement of the vested Earned PSUs subject to this Agreement that represent the portion of the aggregate settlement value of the Aggregate Number of Earned PSUs that exceeds $50 million and the number of such vested Earned PSUs subject to this Agreement that shall be settled in shares shall be determined by the Committee (or its designee) on a pro rata basis based on the target number of PSUs subject to each such grant of cash-settled PSUs; provided, further that, in all events, the amount of cash settlement shall be sufficient to cover all taxes due on the vesting and settlement of the vested Earned PSUs. Settlement of vested Earned PSUs shall occur whether or not the Participant is employed by or providing services to the Company Group at the time of settlement, subject to Appendix A hereof.

(b)                With respect to any income and/or employment taxes incurred in connection with the vesting and/or settlement of the Earned PSUs granted hereunder, the payment and/or remittance of such income and/or employment taxes shall be governed by Section 12(e) of the Plan.

2.              No Rights as Stockholder. The Participant shall have no rights as a stockholder with respect to any share of Common Stock underlying the Performance Stock Units, and no adjustment shall be made for dividends or distributions or other rights in respect of any such share of Common Stock underlying the Performance Stock Units.

3.              No Transfer. The Performance Stock Units are not transferable by the Participant except to permitted transferees in accordance with the Plan. Except as otherwise provided herein, no assignment or transfer of the Performance Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Performance Stock Units shall terminate and become of no further effect.

4.              No Right of Continued Employment or Service. This Performance Stock Unit Agreement does not confer upon the Participant any right to be retained in the employ or service of any member of the Company Group.

5.              Notices. Every notice or other communication relating to this Performance Stock Unit Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, that unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company Secretary, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

6.              Binding Effect; Successors and Assigns; Participant. This Performance Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto. The Company may assign any of its rights under this Performance Stock Unit Agreement. This Performance Stock Unit Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Performance Stock Unit Agreement will be binding upon the Participant and the Participant’s heirs, executors, administrators, legal representatives, successors and assigns. Whenever the word “Participant” is used in any provision of this Performance Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the Person or Persons to whom the Performance Stock Units may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

7.              Governing Law. This Performance Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Performance Stock Unit Agreement or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Performance Stock Unit Agreement or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

8.              Performance Stock Units Subject to Plan. The Performance Stock Units shall be subject to all of the terms and provisions of the Plan and all such terms and provisions are hereby incorporated herein by reference and made a part hereof. In the event of any conflict between the terms and provisions of the Plan and this Performance Stock Unit Agreement, the Plan shall govern and control.

9.             Performance Stock Units Subject to Compensation Recoupment Policy. This Performance Stock Unit Agreement and the Performance Stock Units shall be subject to the Company’s (and its Subsidiaries’) Compensation Recoupment Policy.

10.            Section 409A. It is intended that the Performance Stock Units be exempt from Section 409A, and this Performance Stock Unit Agreement shall be interpreted accordingly. Neither the Company nor any of the Company’s employees, directors or representatives shall have any liability to the Participant with respect to this Section 10.

11.            Entire Agreement; Amendment; Waiver. The Plan is incorporated herein by reference, and together with this Performance Stock Unit Agreement, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof. Except as otherwise set forth in Section 11(b) of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Performance Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS PERFORMANCE STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF PERFORMANCE STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS PERFORMANCE STOCK UNIT AGREEMENT AND THE PLAN.

General Terms and Information

Grant Date:
EBITDAM Performance Period:	January 1, 2026 through December 31, 2026
Target Number of Performance Stock Units Subject to this Award (the “Target Award”):
Maximum Number of Performance Stock Units Subject to this Award (the “Maximum Award”):	Two hundred percent (200%) of the Target Award

GMR Buyer Corp.	Participant[1]

By:
Title:

1 To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereof.

[Signature Page of the Performance-Vesting Performance Stock Unit Agreement]

Appendix A

1.       Vesting Schedule. Subject to the Participant’s continued employment or service to the Service Recipient through the applicable vesting date, the Performance Stock Units granted under this Performance Stock Unit Agreement shall become vested and eligible for settlement, if at all, based upon the satisfaction of the EBITDAM performance metrics as provided in Section I of this Appendix A (the “EBITDAM Metric Requirement”). The Committee (or its designee) shall make all determinations regarding the interpretation and application of the terms of this Appendix A, and such interpretations and determinations shall be final and binding on all parties.

I. EBITDAM Metric Requirement

1.       Calculating the EBITDAM Metrics. As soon as practicable following the end of the EBITDAM Performance Period, the Committee (or its designee) shall calculate the aggregate EBITDAM (as determined by the Committee (or its designee) in good faith) of the Company Group for the EBITDAM Performance Period. The EBITDAM performance metrics to be used in determining the number of Performance Stock Units to be earned under this Performance Stock Unit Agreement, if any, shall consist of three (3) EBITDAM hurdles: (i) an EBITDAM equal to $800,000,000 (the “Threshold Hurdle”); (ii) an EBITDAM equal to $850,000,000 (the “Target Hurdle”); and (iii) an EBITDAM equal to $900,000,000 (the “Maximum Hurdle”, and such hurdles collectively, the “EBITDAM Hurdles”).

2.       Calculating the Earned PSUs. The achievement of each EBITDAM Hurdle has a corresponding number of Performance Stock Units that may become earned by the Participant, and therefore will have satisfied the EBITDAM Metric Requirement and become vested, as follows (the “Earned PSUs”):

EBITDAM Hurdle	Number of Earned PSUs
Less than the Threshold Hurdle	Zero
Threshold Hurdle
Target Hurdle
Maximum Hurdle

a.                   General Considerations. The following principles shall apply in connection with the application of the terms of this Section I: (i) if more than one EBITDAM Hurdle is achieved during the EBITDAM Performance Period, the number of Earned PSUs earned shall be equal to the corresponding number of Performance Stock Units provided in the “Earned PSUs” column above for the highest EBITDAM Hurdle so achieved; (ii) if actual EBITDAM performance is between the Threshold Hurdle and the Target Hurdle or between the Target Hurdle and the Maximum Hurdle, the number of Earned PSUs shall be determined using linear interpolation between such EBITDAM Hurdles (rounded to the nearest whole number); (iii) under no circumstances may the amount of Earned PSUs determined in this Section I exceed the Maximum Award provided hereunder; and (iv) the Participant must continue to provide services to the Service Recipient through the end of the EBITDAM Performance Period to be eligible to receive any Earned PSUs based upon the achievement the EBITDAM Hurdle for any Measurement Period provided in this Section I.

3.       Certain Events Requiring the Final Determination of Earned PSUs Under the EBITDAM Metric Requirement.

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a.                   Change in Control. If a Change in Control occurs prior to the expiration of the EBITDAM Performance Period, then (i) the “EBITDAM Performance Period” hereunder shall mean the twelve (12)-month period immediately preceding the closing of such Change in Control; (ii) for purposes of determining the number of Earned PSUs under Section I.2 of this Appendix A, (A) the Company Group’s EBITDAM shall be determined immediately prior to the closing of such Change in Control shall be the “Final EBITDAM”; and (B) subject to the Participant’s continued employment or service to the Service Recipient at such time, the Participant shall receive a number of Earned PSUs corresponding to the EBITDAM Hurdle achieved as a result of such Final EBITDAM; and (iii) the EBITDAM Metric Requirement shall be deemed satisfied with respect to those Performance Stock Units that become Earned PSUs in connection with such Change in Control (and such Earned PSUs shall become vested as of the date of such Change in Control). Any Performance Stock Units that are not Earned PSUs following the closing of such Change in Control shall be forfeited and cancelled without any consideration therefor.

II. Treatment of the Award Under this Performance Stock Unit Agreement Upon a Termination of Employment or Services

1.       In the event of the Participant’s Termination prior to the expiration of the EBITDAM Performance Period for any reason, all Performance Stock Units granted under this Agreement shall be cancelled and forfeited without any consideration.

2.       If in the event of the Participant’s Termination for Cause or the Participant materially breaches any restrictive covenant to which the Participant is a party with any member of the Company Group, all then outstanding Performance Stock Units (including any Earned PSUs) granted to the Participant under this Performance Stock Unit Agreement shall be cancelled without any consideration.

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